Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2022, including the name of each subsidiary and its country of incorporation.

1	Alliera, S.A. de C.V.	Mexico

2	BIM Infraestructura, S.A. de C.V.	Mexico

3	CEMEX Concretos, S.A. de C.V.	Mexico

4	CEMEX Energía S.A.P.I. de C.V.	Mexico

5	CEMEX Internacional, S.A. de C.V.	Mexico

6	CEMEX Operaciones México, S.A. de C.V.	Mexico

7	CEMEX Transporte, S.A. de C.V.	Mexico

8	CEMEX Vivienda, S.A. de C.V.	Mexico

9	Comercializadora Construrama, S.A. de C.V.	Mexico

10	Construrama Supply, S.A. de C.V.	Mexico

11	Inmobiliaria Ferri, S.A. de C.V.	Mexico

12	Menkent, S. de R.L. de C.V.	Mexico

13	Mercis, S.A. de C.V.	Mexico

14	Pro Ambiente, S.A. de C.V.	Mexico

15	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico

16	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico

17	Servicios Profesionales Cemex, S.A. de C.V.	Mexico

18	Servicios Promexma, S.A. de C.V.	Mexico

19	Sinergia Deportiva, S.A. de C.V.	Mexico

20	TEG Energía, S.A. de C.V.	Mexico

21	ALC Las Vegas Mining Claims, LLC	USA

22	Arkik USA Inc.	USA

23	Cement Transit Company	USA

24	CEMEX Admix USA, LLC	USA

25	CEMEX AM Holdings, LLC	USA

26	CEMEX Caribbean, LLC	USA

27	CEMEX Cement of Louisiana, Inc.	USA

28	CEMEX Construction Materials Atlantic, LLC	USA

29	CEMEX Construction Materials Florida, LLC	USA

30	CEMEX Construction Materials Houston, LLC	USA

31	CEMEX Construction Materials Pacific, LLC	USA

32	CEMEX Construction Materials South, LLC	USA

33	CEMEX Corp.	USA

34	CEMEX Finance LLC	USA

35	CEMEX Global Sourcing, Inc.	USA

36	CEMEX Holdings, Inc.	USA

37	CEMEX International Trading LLC	USA

38	CEMEX Leasing LLC	USA

39	CEMEX Materials, LLC	USA

40	CEMEX Nevada, LLC	USA

41	CEMEX NY Corporation	USA

42	CEMEX Southeast Holdings LLC	USA

43	CEMEX Southeast LLC	USA

44	CEMEX Steel Framing, Inc.	USA

45	CEMEX SW Florida Limestone Holdings, LLC	USA

46	CEMEX SW Florida Sand Holdings, LLC	USA

47	CEMEX, Inc.	USA

48	Guernsey Stone Co.	USA

49	Hogan Island Limestone, LLC	USA

50	Immokalee Sand, LLC	USA

51	Interamerican Investments, Inc.	USA

52	Louisville Cement Assets Transition Company	USA

53	LV Western Mining Claims, LLC	USA

54	MILI, L.L.C.	USA

55	Mineral Resource Technologies, Inc.	USA

56	New Line Transport, LLC	USA

57	OXI, L.L.C.	USA

58	Ready Mix USA, LLC	USA

59	Readymix Materials Holdings, LLC	USA

60	RMC Pacific Materials, LLC	USA

61	Sunbelt Investments Inc.	USA

62	Twin Mountain Rock Company	USA

63	VAPPS, LLC	USA

64	Western Equipment Co.	USA

65	CEMEX Argentina, S.A.	Argentina

66	Sunbulk Shipping Limited	Barbados

67	Apollo Re Ltd.	Barbados

68	Arawak Cement Company Limited	Barbados

69	Cemex LAN Trading Corporation	Barbados

70	Falcon Re Ltd.	Barbados

71	Torino Re Ltd.	Barbados

72	Mustang Re Limited	Bermuda

73	CEMEX Colombia S.A.	Colombia

74	Cemex Premezclados de Colombia S.A.	Colombia

75	Cemex Transportes de Colombia S.A.	Colombia

76	Central de Mezclas S.A.	Colombia

77	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia

78	CEMEX Dominicana, S.A.	Dominican Republic

79	Cementos de Centroamérica, S.A.	Guatemala

80	Cemex Guatemala, S.A.	Guatemala

81	TCL Guyana Inc.	Guyana

82	CEMEX Haití, S.A.	Haiti

83	CEMEX Jamaica Limited	Jamaica

84	Caribbean Cement Company Limited	Jamaica

85	CEMEX Nicaragua, S.A.	Nicaragua

86	Inversiones Secoya, Sociedad Anónima	Nicaragua

87	Cemento Bayano, S.A.	Panama

88	Pavimentos Especializados, S.A.	Panama

89	SUPERQUIMICOS DE CENTROAMERICA, S. A.	Panama

90	CEMEX Perú, S.A.	Peru

91	Cemex de Puerto Rico Inc.	Puerto Rico

92	CEMEX Imports, Inc.	Puerto Rico

93	Trinidad Cement Limited	Trinidad and Tobago

94	CEMEX Hrvatska d.d.	Croatia

95	CEMEX Czech Republic, s.r.o.	Czech Republic

96	CEMEX Denmark ApS	Denmark

97	Cemex France Gestion (Societe Par Actions Simplifiee)	France

98	CEMEX Deutschland AG	Germany

99	Cemex Luxembourg Holdings S.a.r.l.	Luxembourg

100	CEMEX Polska Sp. z.o.o.	Poland

101	CEMEX España, S.A.	Spain

102	CEMEX ESPAÑA OPERACIONES, S.L.U.	Spain

103	CEMEX LatamATAM HOLDINGS Holdings, S.A.	Spain

104	CCL BUSINESS HOLDINGS, S.L.U. (Sociedad Unipersonal)	Spain

105	Cemex Innovation Holding Ltd.	Switzerland

106	Cemex Africa & Middle East Investments B.V.	The Netherlands

107	Cemex Asia B.V.	The Netherlands

108	Cemex Finance Latam B.V.	The Netherlands

109	CEMEX Ventures B.V.	The Netherlands

110	CxNetworks N.V.	The Netherlands

111	Lomez International B.V.	The Netherlands

112	RMC Holdings B.V.	The Netherlands

113	CEMEX UK	UK

114	CEMEX Investments Limited	UK

115	CEMEX Paving Solutions Limited	UK

116	CEMEX UK Cement Limited	UK

117	CEMEX UK Marine Limited	UK

118	CEMEX UK Materials Limited	UK

119	CEMEX UK Operations Limited	UK

120	CEMEX UK Properties Limited	UK

121	CEMEX UK Services Limited	UK

122	Mineral And Energy Resources (UK) Limited	UK

123	RMC Explorations Ltd	UK

124	RMC Russell Ltd	UK

125	The Rugby Group Ltd	UK

126	APO Cement Corporation	The Philippines

127	CEMEX Holdings Philippines, Inc.	The Philippines

128	Solid Cement Corporation	The Philippines

129	CEMEX ASIAN SOUTHEAST CORPORATION	The Philippines

130	CEMEX Asia Holdings Ltd.	Singapore

131	Assiut Cement Company	Egypt

132	CEMEX Holdings (Israel) Ltd.	Israel

133	Chemocrete Ltd.	Israel

134	Lime & Stone Production Company Ltd.	Israel

135	Readymix Industries (Israel) Ltd.	Israel

136	Kadmani Readymix Concrete Ltd.	Israel

137	Cemex Supermix L.L.C.	United Arab Emirates

138	Cemex Topmix L.L.C.	United Arab Emirates

139	Cemex Falcon L.L.C.	United Arab Emirates